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                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  November 19, 1999


                 Brauvin Income Plus L.P. III
     (Exact name of registrant as specified in its charter)

      Delaware                       0-19219          36-3639043
(State of or other                 (Commission        (IRS Employer
jurisdiction of                    File Number)      Identification
incorporation)                                             Number)

30 North LaSalle Street, Suite 3100, Chicago, Illinois   60602
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code  (312) 759-7660


(Former name or address, if changed since last report)
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Item 5.   Other Events.

On November 19, 1999, the United States District Court for the Northern District of Illinois approved a bid for the Merger of the Partnership's Assets, per the terms of the Settlement Agreement, in the net amount of $5.6269 per Unit, as adjusted by earnings, distributions and transaction costs incurred after October 1, 1999.

The Partnership anticipates that the Merger will be completed in the fourth quarter of 1999.

Additionally, Sports Unlimited, a tenant in two of the
Partnership's largest properties, has been operating in bankruptcy since December 1998. On approximately November 5, 1999, the
Partnership became aware that this tenant intends to cease
operation and liquidate all of its assets.
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                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                BY:   Brauvin Realty Advisors III, Inc.
                      Corporate General Partner of
                      Brauvin Income Plus L.P. III



                      BY:   /s/ Jerome J. Brault
                            Jerome J. Brault
                            Chairman of the Board of Directors,
                            President and Chief Executive Officer

                      DATE: November 30, 1999



                      BY:   /s/ Thomas E. Murphy
                            Thomas E. Murphy
                            Chief Financial Officer and Treasurer

                      DATE: November 30, 1999

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